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                    METLIFE INSURANCE COMPANY OF CONNECTICUT

                       CERTIFICATE OF ASSISTANT SECRETARY

The undersigned, Isaac Torres, hereby certifies as follows:

1. That he is the duly elected, qualified and acting Assistant Secretary of MetLife Insurance Company of Connecticut (the "Company").

2. That the following is a true and correct copy of a resolution that was duly adopted by the unanimous written consent of the Board of Directors of the Company as of March 24, 2008, and such resolution has not been amended, rescinded or revoked and remains in full force and effect as of the date hereof:

              CONSOLIDATION OF REGISTERED PRODUCT SEPARATE ACCOUNTS

     WHEREAS, as a result of the merger of MetLife Life and Annuity Company of Connecticut ("MLACC") with and into MetLife Insurance Company of Connecticut (the "Company"), the Company acquired the separate accounts of MLACC that support the variable annuity contracts and variable life insurance policies formerly issued by MLACC; and

     WHEREAS, the Company would realize substantial cost savings from the combination of the separate accounts as listed below, including the combination of the subaccounts thereof where such subaccounts invest in the same underlying mutual fund (the "Combination"):

     VARIABLE ANNUITY SEPARATE ACCOUNTS

     Surviving Variable Annuity Separate Account:

     MetLife of CT Separate Account Eleven for Variable Annuities

     Separate Accounts to merge into Surviving Variable Annuity Separate
     Account:

     1.   MetLife of CT Fund ABD for Variable Annuities

     2.   MetLife of CT Fund ABD II for Variable Annuities

     3.   MetLife of CT Fund BD for Variable Annuities

     4.   MetLife of CT Fund BD II for Variable Annuities

     5.   MetLife of CT Fund BD III for Variable Annuities

     6.   MetLife of CT Fund BD IV for Variable Annuities

     7.   MetLife of CT Fund U for Variable Annuities

     8.   MetLife of CT Separate Account Five for Variable Annuities

     9.   MetLife of CT Separate Account Six for Variable Annuities

     10.  MetLife of CT Separate Account Seven for Variable Annuities

     11.  MetLife of CT Separate Account Eight for Variable Annuities

     12.  MetLife of CT Separate Account Nine for Variable Annuities

     13.  MetLife of CT Separate Account Ten for Variable Annuities

     14.  MetLife of CT Separate Account Twelve for Variable Annuities

     15.  MetLife of CT Separate Account Thirteen for Variable Annuities

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     16.  MetLife of CT Separate Account Fourteen for Variable Annuities

     17.  MetLife of CT Separate Account PF for Variable Annuities

     18.  MetLife of CT Separate Account PF II for Variable Annuities

     19.  MetLife of CT Separate Account QP for Variable Annuities

     20.  MetLife of CT Separate Account TM for Variable Annuities

     21.  MetLife of CT Separate Account TM II for Variable Annuities

     22. MetLife Insurance Company of Connecticut Variable Annuity Separate Account 2002

     23. MetLife Life and Annuity Company of Connecticut Variable Annuity Separate Account 2002

     Variable Life Separate Accounts

     Surviving Variable Life Separate Account:

     MetLife of CT Fund UL for Variable Life Insurance

     Separate Accounts to merge into Surviving Variable Life Separate Account:

     1.   MetLife of CT Fund UL II for Variable Life Insurance

     2.   MetLife of CT Variable Life Insurance Separate Account One

     3.   MetLife of CT Variable Life Insurance Separate Account Two

     4.   MetLife of CT Variable Life Insurance Separate Account Three

     WHEREAS, in connection with the Combination, it is necessary that the Company obtain specific exemptive relief from the Securities and Exchange Commission (the "SEC"); and

     WHEREAS, the specific exemptive relief sought falls under the provisions of
Section 17 of the Investment Company Act of 1940 (the "Act") relating to various restrictions placed on securities transactions by affiliated persons of investment companies.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company hereby approves the Combination; and

     FURTHER RESOLVED, that the President, any Executive Vice President, any Senior Vice President, and any Vice President of the Company are hereby authorized in the name and on behalf of the Company and each separate account listed herein to file any exemptive applications with the SEC under the Act and any amendments or other filings related thereto that may be necessary in connection with the Combination; and

     FURTHER RESOLVED, that all prior resolutions and authorizations of the Board of Directors of the Company with regard to the separate accounts surviving after the Combination remain in full force and effect.

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In Witness Whereof, the undersigned has executed this Certificate of Assistant
Secretary and affixed the corporate seal as of the 26th day of June, 2008.


                                        /s/ Isaac Torres
                                        ----------------------------------------
                                        Isaac Torres
                                        Assistant Secretary

(Corporate Seal)